Exhibit 10.4

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT ("Agreement"), effective as of August 3, 2012 (the "Effective Date"), is made by and among LipimetiX Development, LLC, a Delaware limited liability company (the "Company"), Benu BioPharma, Inc., a Massachusetts corporation (the "Management Company"), and Dennis I. Goldberg, Ph.D., Phillip M. Friden, Ph.D, and Eric M. Morrel, Ph.D., all affiliates of the Management Company (collectively, the "Principals").

RECITALS:

WHEREAS, the Company desires to retain the Management Company to provide certain services for the Company as provided herein;

WHEREAS, the Management Company desires to provide such services to the Company as provided herein; and

WHEREAS, as inducement to the Company to enter into this Agreement, the Principals have agreed to be bound by the terms of certain restrictive covenant, confidentiality and intellectual property ownership provisions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

1.
Engagement.  The Company hereby engages the Management Company to provide the services set forth in Section 2 hereof to the Company, and the Management Company hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2.
Services.  The Management Company agrees to provide all management and operational personnel to perform the day-to-day management of the Company, including business development, research and development, regulatory affairs, product development, technical operations, assisting the Company's Joint Development Committee in intellectual property strategy and management, and developing and managing clinical trials undertaken by the Company from time to time relating to or involving the research, development, manufacturing, distribution, licensing or sale of technology, products or services relating to the development of Apo E mimetics for the treatment of hypercholesterolemia and other diseases (collectively, the "Management Services"); provided, that the Management Services shall not include those accounting and finance services to be performed by Capstone Therapeutics Corp. (“Capstone”) pursuant to the Accounting Services Agreement dated August 3, 2012 between the Company and Capstone.  During the Term of this Agreement, the Management Company will diligently and faithfully perform, to the best of its ability, the duties and activities assigned to it by the Company pursuant to this Agreement.  The Management Company shall cause the Principals to devote their full business time and effort, as needed, to the performance of this Agreement in the roles specified on Exhibit A attached hereto.  The Management Company and the Principals shall report to the Joint Development Committee of the Company and shall render the Management Services in a manner that is consistent with the operating budgets for the Company approved from time to time by the Joint Development Committee.  All Management Services rendered by the Management Company hereunder shall be rendered by or under the direction of Dennis I. Goldberg, Ph.D.

3.	Term; Subsequent Agreement.

a.
Term.  Subject to earlier termination pursuant to Section 5 hereof, the term of the Management Company’s engagement hereunder shall commence on the Effective Date and shall continue until the completion and public presentation of the final, statistically validated results of a Phase 1b/2a clinical trial, as outlined in the budget and development program approved by the Joint Development Committee (the "Term").

b.
Subsequent Agreement.  If, after expiration of the Term, the Company wishes the Management Company to continue to provide any or all of the services contemplated in this Agreement, the Company and the Management Company shall negotiate in good faith a new agreement regarding the duration of and compensation for the services that the Company wishes the Management Company to provide.

4.	Compensation.

a.
Management Fee.  In consideration of the Management Services, the Management Company shall be paid a management fee during the Term at the rates listed on Exhibit B hereto, payable monthly in advance (the "Management Fee"), beginning with the payment for the month of August 2012, due on August 1, 2012, and ending with the payment for the month of October 2014, due on October 1, 2014.  It is understood and agreed that the Term, and therefore the Management Company's obligations hereunder, may extend beyond October 31, 2014, notwithstanding that the Management Fees are payable only through October 1, 2014.

b.
Reimbursement for Expenses.  The Management Company shall be reimbursed for out-of-pocket travel expenses and meeting registration costs and for other out-of-pocket expenses approved in advance by the Company’s Joint Development Committee and consistent with the approved development budget.  All such expenses shall be documented and submitted in accordance with the reimbursement policies of the Company in effect from time to time.

5.	Termination.

a.	Termination by Company. The Company may terminate this Agreement immediately upon written notice for any of the following reasons:

i.
the Management Company refuses or fails to perform the Management Services in accordance with this Agreement, or otherwise violates or fails to perform any term, covenant or provision of this Agreement; or

ii.	a breach of Sections 6, 7, or 8 of this Agreement by any of the Principals; or

iii.
the Management Company shall voluntarily or involuntarily be dissolved; apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; file a voluntary petition in bankruptcy or otherwise voluntarily avail itself of any federal or state laws for the relief of debtors; admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors; file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of any petition filed against it in any bankruptcy, reorganization or insolvency proceeding; suffer the filing of an involuntary petition in bankruptcy or similar proceeding under state law which is not dismissed within ninety (90) days of such filing; if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of any one or more creditors of such defaulting party adjudicating it a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of its assets, and such order, judgment or decree shall become final; or

iv.	The Company makes a decision to cease development activities prior to October 31, 2014.

b.
Termination upon Change of Control.  This agreement shall terminate immediately upon a Change of Control of the Company.  As used herein, a "Change of Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Company, other than due to the occurrence of the Delay Trigger Event as defined in the Company's Limited Liability Company Agreement dated August 3, 2012, as it may be amended from time to time (the "LLC Agreement"), which change arises from (i) any "person" (including a "person" as defined by Section 13(d)(3) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding equity securities or (ii) more than fifty percent (50%) of the assets of the Company being disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including securities of a subsidiary or subsidiaries) of the Company or otherwise; provided, however that no Change of Control shall be deemed to occur by reason of the acquisition of additional securities of the Company by any current holder of the Company’s securities or any affiliate thereof.

c.
Severance.  In the event of a termination of this Agreement upon a Change of Control or pursuant to Section 5(a)(iv) above, the Company shall provide the Management Company with either:  (i) an offer for a Management Agreement by the Company on terms and conditions reasonably equivalent to this Agreement (a "Management Offer") or (ii) a severance payment equal to three (3) months of Management Fees, or, if the Company shall experience the Change of Control within one (1) year of the Effective Date of this Agreement, a severance payment equal to six (6) months of Management Fees (the "Severance Payment").  The Company shall pay the entire balance of the Severance Payment owed to the Management Company in cash within 30 days after the effective date of the Change of Control.  If the Management Company receives and fails to accept a Management Offer from the Company provided in accordance with the terms of this Section 5(c), it shall not be entitled to receive the Severance Payment or any other payment or benefit of any kind from the Company.

6.	Non-Disclosure and Non-Competition.

a.
Non-Disclosure.  The Management Company  and the Principals acknowledge that, in the course of performing services for the Company, they may obtain knowledge of the Company’s business plans, products, research, results, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, materials, improvements, disclosures, customer, contractor and supplier lists, names and positions of employees and/or other proprietary or confidential information or any copies or modifications or derivative works thereof or other works based thereon (collectively, the "Confidential Information").  The Management Company and the Principals shall maintain the confidentiality of the Confidential Information and shall not publish, disclose or divulge any Confidential Information to any other person, or use any Confidential Information for the benefit of the Management Company or any third party, to the detriment of the Company or for any purpose other than in connection with the performance of the Management Services, whether or not such Confidential Information is or was discovered or developed by the Management Company or any of its agents or employees.  The Management Company and the Principals  shall not divulge, publish or use any proprietary or confidential information of any third parties that the Company maintains, or is obligated to maintain, in confidence.

b.
Employee Non-Disclosure Agreements.  The Management Company shall take all actions necessary to ensure that each of its affiliates, employees and agents who may perform services for or on behalf of the Company or may have any access to the Company’s Confidential Information sign a Non-Disclosure and Invention Assignment Agreement in a form acceptable to the Company containing agreements and undertakings substantially identical to those set forth in Sections  6(a) and 7 hereof.

c.
Non-Competition.  The Management Company and the Principals agree that during the Term of the Management Company’s engagement by the Company hereunder and for a period of one (1) year from and after the termination of this Agreement, that neither they nor any corporation or other entity in which the Management Company or the Principals may be interested as a member, partner, trustee, director, officer, employee, agent, shareholder or other equity participant, lender of money or guarantor, or for which the Management Company or the Principals  perform services in any capacity (including as a consultant or independent contractor) shall, at any time:  (i) be engaged, directly or indirectly, in any Competitive Business (as herein defined) or (ii) solicit, hire, contract for services or otherwise employ, directly or indirectly, any of the employees of the Company; provided, however, that nothing herein contained shall be deemed to prevent the Management Company or the Principals from investing in or acquiring, collectively, one percent (1%) or less of any class of securities of any company if such class of securities is listed on a national securities exchange.  For purposes of this Section 6(c) the term "Competitive Business" shall mean a business that engages in any respect in the research, development, manufacturing, distribution, licensing or sale of technology, products or services relating to Apoliprotein E mimetics for the treatment of hypercholesterolemia and other diseases, and/or any other product that the Company develops or is in the process of developing during the Term of this Agreement.

7.	Inventions, Discoveries and Ownership.

a.
Disclosure.  The Management Company and the Principals shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, (whether registered or unregistered, copyrightable, patentable or otherwise and including any applications for copyright registration or patent rights) made, received, conceived, acquired or written by the Management Company (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the Term hereof that (i) specifically relate to Apoliprotein E mimetics for the treatment of hypercholesterolemia and other diseases and/or any other technology with respect to which the Management Company renders research and development services or oversight to the Company, or (ii) are otherwise made through the use of the Company’s time, facilities or materials (collectively, the "Inventions.")

b.
Assignment and Transfer.  The Management Company and the Principals shall assign and transfer to the Company all of the Management Company’s and each Principal's rights, title and interest in and to each of the Inventions, and the Management Company and the Principals shall further deliver to the Company any and all drawings, notes, specifications and data relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and parents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any and all of the Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s right, title and interests therein.

c.
Ownership.  The Company shall own all right, title and interest in all Confidential Information, Inventions and Company Documentation (as defined in Section 8(a)) and all other intellectual property, or tangible property or equipment, developed or purchased by or on behalf of the Company (collectively, the "Company Property").  Nothing in this Agreement or in the course of the performance of the Management Services hereunder, including, but not limited to the delivery or maintenance of such Company Property at premises owned or controlled by the Management Company or any third party, shall be construed to grant any right, title or interest in any Company Property unless expressly granted in writing by the Company.  The Management Company shall clearly label or otherwise designate all Company Property as such, and, upon request by the Company, shall permit the Company to enter onto any premises owned or controlled by the Management Company and to access or remove any Company Property present thereon.  Management Company shall maintain all Company Property in accordance with at least the same level of care and security as the Management Company applies to its own property.

d.
Records.  The Management Company agrees that, in connection with any research, development or other services performed for the Company, it will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company and shall be returned to the Company promptly upon any termination of this Agreement.

8.	Company Documentation.

a.
Company Documentation.  The Management Company and the Principals shall hold in a fiduciary capacity for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business (the "Company Documentation") that are, at any time, in the possession or under the control of the Management Company or any of its agents or employees.

9.
Injunctive Relief.  The Management Company and the Principals acknowledge that their compliance with the agreements in Sections 6, 7, and 8 hereof is necessary to protect the good will and other proprietary interests of the Company and that they have been and will be entrusted with highly confidential information regarding the Company and its technology and are conversant with the Company’s affairs, its trade secrets and other proprietary information.  The Management Company and the Principals acknowledge that a breach of their agreements in Sections 6, 7, and 8 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Management Company  and the Principals agree that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief, to recover all costs and attorneys fees and to such other and further relief as may be proper.

10.
Compliance with the Laws.  The Management Company shall at all times in performance of the Management Services and any other obligations of the Management Company in connection with this Agreement comply with all applicable federal, state or local laws, rules, regulations and orders of any court, tribunal or administrative agency having jurisdiction over the Management Company, the Company or the Management Services (collectively, the "Laws").  The Management Company shall, in connection with the Management Services, make all commercially reasonable efforts to remain aware of all existing Laws and any new developments under the Laws, and the requirements for compliance with such Laws, that are applicable to the Management Company, the Company or the Management Services.

11.	Representations and Warranties.

a.	Representations of the Company. As an inducement to the Management Company to enter into this Agreement, the Company represents and warrants to the Management Company as follows:

i.	The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power to enter into this Agreement.

ii.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Company with any of the provisions hereof or thereof will (A) violate any order, writ, injunction, decree, law statute, rule or regulation applicable to it or (B) require the consent, approval, permission or other authorization of or qualification or filing without notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

iii.	This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

b.	Representations of the Management Company. As an inducement to the Company to enter into this Agreement, the Management Company hereby represents and warrants to the Company as follows:

i.
The Management Company is an S corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and the Management Company has all requisite power and authority to enter into this Agreement.

ii.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Management Company with any of the provisions hereof will:  (a) violate any order, writ injunction, decree, law, statute, rule or regulation applicable in any respect to the Management Company or with respect to the services to be rendered by the Management Company hereunder or the assignment of the Inventions contemplated hereby or (b) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

iii.	This Agreement has been duly executed and delivered by the Management Company and constitutes a legal, valid and binding agreement of the Management Company enforceable in accordance with its terms.

iv.
The Management Company is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Management Company from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity.

c.	Representations of the Principals. As an inducement to the Company to enter into this Agreement, each Principal hereby represents and warrants to the Company as follows:

i.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Principal with any of the provisions hereof will:  (a) violate any order, writ injunction, decree, law, statute, rule or regulation applicable in any respect to such Principal or with respect to the services to be rendered by such Principal hereunder or the assignment of the Inventions contemplated hereby or (b) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

ii.
Such Principal is not a party to or otherwise subject to any agreements or restrictions that would prohibit such Principal from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity.

12.	Insurance. The Management Company shall at all times maintain insurance policies in the name of the Management Company, in such amounts and having such terms as are reasonably required by the Company.

13.	Survival of Representations, Warranties and Covenants. The provisions of Sections 6, 7, 8, 9, 10, and 11 hereof shall survive the termination of this Agreement.

14.
Independent Contractor.  The parties intend that the Management Company shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status.  The Management Company shall not be entitled to any benefits paid by the Company to its employees.  The Management Company shall be solely responsible for any tax consequences applicable to the Management Company by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Management Company’s performance of services hereunder.  The Management Company shall promptly pay its employees all amounts owed to such employees.  The Management Company shall comply with all applicable state, federal and local laws, including laws and regulations covering wages and payroll withholding.

15.	Amendments. Any amendments to this Agreement shall be made in writing and signed by all parties hereto.

16.
Enforceability; Remedies.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be. The Management Company shall reimburse the Company reasonable attorney's fees incurred by the Company in connection with the collection or attempt to collect, any damages arising from the Management Company's failure to fulfill any provisions or responsibility provided herein.  The remedies set forth in this Agreement shall be cumulative and no one shall be construed as exclusive of any other or of any remedy provided by law, and failure of any party to exercise any remedy at any time shall not operate as a waiver of the right of such party to exercise any remedy for the same or subsequent default at any time thereafter.

17.
Governing Law, Venue and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Massachusetts without giving effect to principles of conflicts of laws thereunder.

18.	Assignment.

a.	By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

b.	By the Management Company. This Agreement and the obligations created hereunder may not be assigned by the Management Company, and any such purported assignment shall be null and void ab initio.

19.
Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid, by an overnight delivery service, charges prepaid, or by confirmed telecopy, in each case addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:                                               LipimetiX Development, LLC
50 Lands End Lane
Sudbury, MA 01776
Attention: Dennis I. Goldberg, Ph.D.
Facsimile: 978-443-2364

with a copy to:                                                      Capstone Therapeutics Corp.
1275 West Washington Street
Tempe, Arizona 85281
Attention: John M. Holliman, III,
Executive Chairman
Facsimile: 480-907-1113

If to the Management Company:
Benu BioPharma, Inc
c/o Dr. Dennis I. Goldberg, President
50 Lands End Lane
Facsimile:   (978) 443-2364

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

20.
Waivers.  No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent.  A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the Effective Date.

"COMPANY"

LipimetiX Development, LLC.

By: __________________________

Name: Dennis I. Goldberg, Ph.D.

Title: Manager

"MANAGEMENT COMPANY"

Benu BioPharma, Inc.

By: __________________________

Name: Dennis I. Goldberg, Ph.D.

Title: President

The following parties are executing this Agreement with respect to, and intend to be bound by, Sections 6 (Non-Disclosure and Non-Competition), 7 (Inventions, Discoveries and Ownership), 8 (Company Documentation), 9 (Injunctive Relief) and 11 (Representations and Warranties) only.

__________________________
Dennis I. Goldberg, Ph.D.

__________________________
Philip M. Friden, Ph.D.

__________________________
Eric M. Morrel, Ph.D.

Signature Page - Management Agreement

EXHIBIT A

MANAGEMENT SERVICES

The following representatives of the Management Company shall be appointed and shall serve in the designated roles and perform all duties associated with these roles, as described below.

Dennis I. Goldberg, Ph.D. – President

Phillip M. Friden, Ph.D. – Vice President, Product Development

Eric M. Morrel, Ph.D. – Vice President, Clinical Research

A-1

EXHIBIT B

MANAGEMENT FEE PAYMENT SCHEDULE

Line Item	1-Aug-2012	Months 2-12	1-Aug-2013	Months 14-24	1-Aug-2014	Months 26-27
Salaries, taxes and benefits	58,599	58,599	58,599	58,599	58,599	58,599
Rent	6,667	1,667	1,667	1,667	1,667	1,667
Office supplies	7,667	667	667	667	667	667
MIS	3,000	1,000	1,000	1,000	1,000	1,000
Liability Insurance	5,000		5,000		5,000

Monthly Total	$80,933	$61,933	$66,933	$61,933	$66,933	$61,933

B-1